UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	001-05865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Industrial Park Road, Tolland, Connecticut		06084
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 870-2890

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On May 24, 2011, Gerber Scientific, Inc. (the “Company”) communicated its plan to employees to relocate the Apparel and Industrial segment’s manufacturing operations of computer-automated material spreading systems from Denmark to China.  The move supports the Company’s initiative to deliver in-country support to its customers in China and throughout the Asia Pacific region and provide its customers with the competitive advantage and leverage of the Company’s global supply chain.  Gross cost savings associated with this relocation are expected to be approximately $2.0 million annually, beginning in fiscal 2013.

In connection with this action, the Company will eliminate approximately 28 positions and expects to record severance expense of approximately $1.5 million.  The Company expects to incur the majority of these expenses during its fourth fiscal quarter ended on April 30, 2011 and complete cash expenditures of $1.1 million by April 30, 2012 and the remaining $0.4 million by April 30, 2013.

Item 7.01  Regulation FD Disclosure

The Company issued a press release dated April 12, 2011 that indicated that the Company was contemplating additional workforce reductions which included the associated costs reported herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: May 26, 2011	By:	/s/ Michael R. Elia
Michael R. Elia Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as Duly Authorized Officer)